Exhibit 99.1
Seer Announces Proposed Public Offering of Common Stock
Redwood City, Calif. (January 25, 2021) – Seer, Inc., a life sciences company commercializing a disruptive new platform for proteomics, today announced the commencement of a proposed underwritten public offering of 3,500,000 shares of Class A common stock (1,400,000 of which are being offered for sale by Seer and 2,100,000 are being offered for sale by selling stockholders of Seer). In addition, the selling stockholders of Seer expect to grant the underwriters a 30-day option to purchase up to 525,000 additional shares of Class A common stock at the public offering price, less underwriting discounts and commissions. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.
Seer intends to use the net proceeds from the offering, together with its existing cash, to commercialize the Proteograph Product Suite through ongoing sales and marketing activities, and for other development work associated with advancing the Proteograph Product Suite, research and development and general corporate purposes. Seer may also use a portion of the proceeds to in-license, acquire or invest in additional businesses, technologies, products or assets, subject to applicable regulatory restrictions. Although Seer has no specific agreements, commitments or understandings with respect to any in-licensing activity or acquisitions, Seer evaluates these opportunities and engages in related discussions with other companies from time-to-time. Seer will not receive any proceeds from the sale of shares in the offering by selling stockholders.
J.P. Morgan, Morgan Stanley, BofA Securities and Cowen are acting as lead book-running managers for the offering.
A registration statement relating to the shares being sold in this offering has been filed with the Securities and Exchange Commission but has not yet become effective. The offering is being made only by means of a prospectus, copies of which may be obtained, when available, from: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, via telephone: +1 (866) 803-9204, or by emailing prospectus-eq_fi@jpmchase.com; Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014; BofA Securities, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, or by email at dg.prospectus_requests@bofa.com; and Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, via telephone: +1 (833) 297-2926, or by emailing PostSaleManualRequests@broadridge.com.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Seer
Seer is a life sciences company focused on enabling exceptional scientific outcomes by commercializing transformative products that will drive breakthrough ideas by unlocking the deep, unbiased biological information that can make them a reality. Seer is developing its Proteograph Product Suite, which is an integrated solution consisting of consumables, automation instrumentation and proprietary software that performs deep, unbiased proteomics analysis at scale in a matter of hours. Seer designed the Proteograph to be efficient and easy-to-use, leveraging widely adopted laboratory instrumentation to provide a decentralized solution broadly available to life sciences researchers. Seer’s Proteograph Product Suite is for research use only and is not intended for diagnostic procedures.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on Seer’s beliefs and assumptions and on information currently available to it on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause Seer’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include but are not limited to statements regarding statements regarding the completion, timing and size of the proposed public offering, the expectation to grant the underwriter a 30-day option to purchase additional shares and the intended use of proceeds generated from the offering. These and other risks are described more fully in Seer’s filings with the Securities and Exchange Commission (“SEC”) and other documents that Seer subsequently files with the SEC from time to time. Except to the extent required by law, Seer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact
Carrie Mendivil
investor@seer.bio